January 3, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                      Re:  THE CARE GROUP, INC.
                           FORM S-3

Gentlemen:

  On behalf of our client The Care Group, Inc. (the -Company+) we herewith electronically file the Company+s Registration Statement on Form S-3.

  The Company+s Form S-3 registers 244,285 shares of the Company+s Common Stock, par value $.001 per share.

  A certified check covering the registration fee has been sent by Express Mail to the SEC lockbox under separate cover.

  If you have any questions, please call me at (212) 490-6080.  Thank you

                             Very truly yours,


                             /s/  Michael Harvey

                                  Michael Harvey

  As filed with the Securities and Exchange Commission on January ____, 1996
                                Registration No.
          _______________________________________________________


                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                                FORM S-3
                        REGISTRATION STATEMENT

                                 Under

                     THE SECURITIES ACT OF 1933

                         THE CARE GROUP, INC.

        (Exact name of registrant as specified in its charter)

             Delaware                              11-2962027
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                 Identification No.)

             1 Hollow Lane, Lake Success, New York  11042

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Ann T. Mittasch
                         President and Chairman

                         THE CARE GROUP, INC.
                            1 Hollow Lane
                    Lake Success, New York  11042

                           (516) 869-8383
             ___________________________________________
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                Copies to

                          Michael Harvey, Esq.
                Kaufman Goldstein Gartner & Taub, P.C.
                          342 Madison Avenue
                      New York, New York  10173



   Approximate date of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continous basis pursuant to Rule 415 under the Securities
Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X]

                    CALCULATION OF REGISTRATION FEE
Title of                                   Proposed             Proposed
Securities              Amount              Maximum              Maximum         Amount of
to be                    to be       Offering Price            Aggregate      Registration
Registered (1)   Registered (1)           Per Share       Offering Price            Fee(2)
Common Stock,          244,285                $1.91         $466,584.35            $160.89
par value
$.001 per share

  (1)  The registration fee covers shares to be sold by a selling stockholder.

  (2) Computed solely for the purpose of calculating the registration fee pursuant to paragraph (c) of Rule 457 under the Securities Act of 1933, as amended. The registration fee is being calculated upon the basis of the average of the high and low prices of the Common Stock of The Care Group, Inc. reported in the consolidated system on January 2, 1996.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          THE CARE GROUP, INC.
                         CROSS REFERENCE SHEET
        BETWEEN ITEMS OF FORM S-3 AND REGISTRATION STATEMENT
                            AND PROSPECTUS


                                              PROSPECTUS OR
          S-3 ITEM                            REGISTRATION CAPTION

Item 1. Forepart of the Registration        Facing Page of Registration
        Statement and Outside Front         Statement; Cross Reference Sheet;
        Cover Page of Prospectus            Outside Front Cover Page of Resale
                                            Prospectus

Item 2. Inside Front and Outside            Inside front and outside back
        Back Cover Pages of                 cover pages of prospectus;
        Prospectus                          Available Information;
                                            Table of Contents

Item 3. Summary Information, Risk           Summary Information;
        Factors and Ratio of Earnings       Investment Considerations
        to Fixed Charges

Item 4. Use of Proceeds                     Proceeds to the Company

Item 5. Determination of Offering          -Material Changes+
        Price

Item 6. Dilution                            Not applicable

Item 7. Selling Security Holders            Selling Stockholder

Item 8. Plan of Distribution                Plan of Distribution

Item 9. Description of Securities           Not applicable
        to be Registered

Item 10. Interests of Named Experts         Legal Matters and Experts
         and Counsel

Item 11. Material Changes                   Material Changes

Item 12. Incorporation of Certain           Incorporation of Certain
         Information by Reference           Information by Reference



Item 13. Disclosure of Commission           Indemnification
         Position or Indemnification
         for Securities Act Liabilities

Item 14. Other Expenses of Issuance         Other Expenses of Issuance
         and Distribution                   and Distribution

                                              PROSPECTUS OR
          S-3 ITEM (cont+d)                   REGISTRATION CAPTION (cont+d)

Item 15. Indemnification of Directors         Indemnification of Directors
         and Officers                         and Officers

Item 16. Exhibits                             Exhibits

Item 17. Undertakings                         Undertakings

                                    PROSPECTUS

                         244,285 SHARES OF COMMON STOCK

                               THE CARE GROUP, INC.

  This Prospectus relates to the offering of 244,285 shares of Common Stock by a selling stockholder (the -Selling Stockholder+). All shares of Common Stock covered by this prospectus are to be sold on a best efforts basis by the Selling Stockholder.

  It is anticipated that the Selling Stockholder will sell its securities offered hereby at the market -- that is, at the prevailing price in the over-the-counter market at the time of sale. See "SELLING STOCKHOLDER" and "PLAN OF DISTRIBUTION."

  The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder. The Company will bear all expenses in connection with the registration of the securities being offered hereby.

  The Common Stock is traded on the National Market System of NASDAQ under the symbol "CARE". On January 2, 1996 the closing bid price for the Common Stock was $ 1 -31/32.
______________________________________________________________________________

     PROSPECTIVE PURCHASERS OF THE COMMON STOCK SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER THE CAPTION "INVESTMENT CONSIDERATIONS".

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSIONS
      NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSIONS PASSED
    UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
______________________________________________________________________________




                                UNDERWRITING                              PROCEEDS
                PRICE TO           DISCOUNTS        PROCEEDS TO         TO SELLING
PER SHARE     PUBLIC (1)     AND COMMISSIONS         ISSUER (2)    STOCKHOLDER (2)
Per Share         $1.91                None               None               $1.91

Total
 (244,285
 shares)    $466,584.35                None               None         $466,584.35


(1) Estimated price to the public based on the average of the high and low prices of the Common Stock of the Care Group, Inc. reported in the consolidation reporting system on January 2, 1996.

(2) Does not include brokerage commissions to be paid by the Selling Stockholder. All expenses of this offering, estimated to be $9,500, will be paid by the Company.
_______________________________________________________________________________

          The date of this Prospectus is January        , 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-3 of which this Prospectus is a part, together with all amendments, schedules and exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement for a full statement of the provisions thereof; each such statement contained herein is qualified in its entirety by such reference. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to such Registration Statement.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. The Registration Statement and such reports, proxy statements and other information can be inspected and copied at public reference facilities of the Commission at prescribed rates at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional office of the Commission: 7 World Trade Center, 14th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549.

                                   * * *

  No dealer, salesperson or other person has been authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities to which it relates nor does it constitute an offer to sell or a solicitation of an offer to buy any securities by or an offer to any person in any jurisdiction in which such an offer or solicitation is unauthorized. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

  The Company will furnish annual reports to its stockholders which will include audited financial statements that have been examined and reported upon, with an opinion expressed by an independent certified public accounting firm. The Company will also furnish such other reports (none of which will include audited financial statements) to its stockholders as the Company, in its sole discretion, deems appropriate.

 The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on written or oral request of such person, a copy of any or all information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to The Care Group, Inc., 1 Hollow Lane, Lake Success, New York 11042 (telephone: 516-869-8383).


                        __________________________

                               TABLE OF CONTENTS



          ITEM                             PAGE

Available Information                       17

Summary Information                         10

Investment Considerations                   15

Proceeds to the Company                     17

Selling Stockholder                         17

Plan of Distribution                        19

Incorporation of Certain
 Information by Reference                   19

Transfer Agent                              20

Legal Matters                               20

Material Changes                            21

Indemnification                             22

                             SUMMARY INFORMATION

General Development of the Company:

  The Care Group, Inc., a Delaware corporation, and its wholly - owned subsidiaries (collectively, the "Company") provide homecare and alternative site care to specific patient populations through the Company's fully integrated nursing and pharmaceutical programs. The Company's business is primarily the care and treatment of patients with the Human Immunodeficiency Virus (-HIV+) and Acquired Immune Deficiency Syndrome (-AIDS+). The Company also treats and cares for terminally ill and medically fragile infants and children. The Company also sells and leases durable medical equipment ("DME") and provides diagnostic sleep studies through a subsidiary.

  Over the past decade the scope of care provided by the Company has been expanded and at present offers a wide range of nursing and pharmaceutical services from nursing para-professionals to registered nurses with advanced certification(s) and from oral medications to infusion therapies. The Company's mix of business is approximately 37% nursing, 56% pharmaceuticals and 7% DME. Currently the Company provides its services in Atlanta, GA; Austin, TX; Dallas, TX; Houston, TX; Long Island, NY; Los Angeles, CA; and New York City, NY. Each branch has a clinical pharmacy adjacent to the Company's nursing office combining the nursing and pharmaceutical disciplines, enabling the Company to provide state-of-the-art case management. The Company+s subsidiary that conducts the DME business is located in Fort Washington, Pennsylvania. The Company operates through its subsidiaries.

  The executive offices of the Company are located at 1 Hollow Lane, Lake Success, New York 11042, and its telephone number is (516) 869-8383.

Description of Business:

Home Healthcare Services

  Treating a patient at home can include para-professional nursing care, nursing care, intermittent nursing visits, physical or occupational therapist visits, social worker consultations, administration of pharmaceutical therapies and durable medical equipment and devices. Plans of treatment establish the needs of a specific patient. Home healthcare begins with a physician's orders for nursing and/or pharmaceutical regimens and/or ancillary services. These orders are implemented by the Company's clinical nursing and/or clinical pharmacy team which works closely with the physician to monitor the patient's progress. The on-going collaboration among physician, nurses, therapists and pharmacists enables the patient to stay at home. The significant increases in the costs of hospitalization have increased the acceptance of homecare by insurance companies over the past decade. The nature of the illnesses in which the Company specializes are among the most expensive patient populations to the insurance companies, and the Company believes that as a result its services provide a cost effective alternative.

How The Company Delivers Care

  The Company operates several offices (branches) in different states, namely New York, Georgia, Texas and California. The Company has developed clinical nursing and pharmaceutical policies and procedures that ensure that each branch operates under the same clinical standards that have been established by the Company. These policies and procedures begin with the intake process and are followed through every phase of the patients' care process including discharge procedures. The continual interaction among the patient's physician and the Company's clinical staff monitor the progress of the patient and modify the patient's regimen according to the patient's specific needs. For example, a patient who has been having 24 hour care may have progressed and only require intermittent nursing visits. Conversely the opposite situation may occur.
Many of the Company's HIV and other patients require constant attention to nursing notes, results of blood tests and other diagnostic tools that aid in providing the patient with the highest quality of care. Each branch has clinical and support personnel on call 24-hours-a-day, 365-days per year.

  An integral part of the Company's clinical policies and procedures is the Company's Quality Assurance/Continuous Quality Improvement program which is reviewed quarterly by a Professional Board. The Professional Board is comprised of both employees and outside professionals including physicians, dietitians, social workers, consumers and nurses. Additionally, a Corporate Quality Assurance/Continuous Quality Improvement Advisory Board has been established to monitor the branches.

JCAHO Accreditation

  All of the Company's current branches are accredited by the Joint Commission on Accreditation of Healthcare Organizations (JCAHO). Accreditation by JCAHO has become a prerequisite for contracts from many insurance companies, health maintenance organizations (HMO's) and preferred provider organizations (PPO's).

Pharmaceutical Services/Home Infusion Therapies

  Home infusion is an industry that began in the early 1980s with advances in equipment that delivers intravenous therapies including antibiotics, total parental nutrition therapy, chemotherapy and other pharmaceutical therapies. Previously, patients who required intravenous therapies were hospitalized for the duration of the treatment. The Company began its home infusion operations in 1991 with the acquisition of CareLine in Dallas, TX. Clinical pharmacies are now adjacent to nursing offices in all branches.

  The Company has also begun offering oral medications. This product category enables the Company to begin a relationship with the patient at an earlier point in time and continues to build upon the Company's expanded scope of care philosophy for referral sources.

Alternative Site Care

  Alternative site care refers to care in locations other than the hospital. Alternative sites include the home, treatment rooms/infusion suites in physicians+ offices, nursing homes, subacute care centers and other non-hospital settings. During 1993, the Company began to provide its infusion services to skilled nursing facilities/geriatric nursing homes. In an effort to provide more comprehensive patient care and to capture additional revenues, skilled nursing facilities have begun to provide infusion therapies on-site by utilizing homecare companies. These referral sources prompted the development of the Company's new clinical program, ChroniCare, which addresses the wide array of chronic illnesses that afflict the geriatric patient. Although this represented a minimal percentage of the Company's business during 1994, management believes that with the aging population and increased life span, the Company's ChroniCare program will continue to develop.

Durable Medical Equipment

  In May, 1994, the Company acquired Advanced Care Associates, Inc. and affiliates (collectively "Advanced Care"), which sell and lease specialized medical and health care equipment based on a national sales network developed by Advanced Care. Advanced Care also provides diagnostic sleep study services.

Mail Order Prescriptions

  In January, 1995, the Company began operations of a newly developed, wholly owned subsidiary called Mail Order Meds, Inc. (-MOM+). MOM specializes in the mail order distribution of HIV/AIDS pharmaceuticals, nutrition supplements, vitamins, herbals, educational books, books on a tape and videos.

Reimbursement For Services

  Over 95% of the Company's revenues are received from third-party payors (insurance companies or government agencies) with payment from the patient comprising the balance. In order to assure payment, the Company's reimbursement specialists verify the patient's insurance coverage as part of the patient intake system. At present, it is common for prices to be negotiated during the verification process for the services to be rendered.
The Company's reimbursement specialists continue to monitor the patient's insurance coverage until discharge. Due to the catastrophic nature of the illnesses of the Company's patient population, the Company's reimbursement specialists continually monitor the lifetime limits, the availability of special state programs and other reimbursement related issues. In an effort by payors to control costs, verification and negotiation are becoming standard procedures on an industry-wide basis.

                                 The Offering

Total Number of shares of Common Stock
included in this offering                    244,285 shares


Common Stock outstanding prior
     to the offering                         8,450,015 shares

Common Stock to be outstanding
     after the offering                      8,450,015 shares

NASDAQ/NMS Symbol                            CARE

                         INVESTMENT CONSIDERATIONS


  In evaluating the Company and this offering, prospective investors should carefully consider all of the information contained in this Prospectus and incorporated by reference, including the following factors:

  Government Regulations and Litigation. The Company's current operations are subject to licensing and other federal and state regulations. The Company believes that it is in substantial compliance with all required certificates and licenses, which are subject to periodic review and renewal. The Company's loss of certain licenses may adversely affect the Company.

  In September 1994, the Company+s then recently acquired subsidiary, Advanced Care Associates, Inc., and the subsidiary+s prior owners were served with a civil lawsuit by the U.S. Department of Justice alleging improper Medicare billing and reimbursement practices during periods prior to the Company+s acquisition of the subsidiary. The Company has been engaged in settlement discussions with the U.S. Department of Justice and believes that the final settlement will be entered into within the next one to three months, although there can be no assurance. While management believes that the outcome of this matter will not have a material adverse impact on the Company, there can be no assurance that the Company will not be materially adversely affected.

  In October, 1994, the Company also filed a lawsuit against the former owners of Advanced Care Associates, Inc. seeking rescission of their employment agreements and monetary damages. While the Company believes that this matter will be resolved favorably for the Company, there can be no assurance.

  Competition. The home health care and infusion businesses are highly competitive. Some of the Company's competitors are national service providers, but most are regional or local in scope. Many of the Company's competitors and potential competitors are larger in size and possess significantly greater financial resources than the Company.

  Reimbursement by Third-Party Payors. The Company is primarily reimbursed for its services by insurance companies or other third-party payors. The Company typically receives payment between 90 and 120 days after rendering an invoice, although such period can be longer. The size and nature of claims related to services provided by the Company result in a large number of such claims being reviewed by third-party payors prior to payment, and the third-party payors may attempt to deny reimbursement of certain claims. Accordingly, because these factors may delay payments to the Company for its services, the Company's cash flow may at times be insufficient to meet its accounts payable. The Company has been required to borrow funds to meet its ongoing obligations and may be required to do so in the future.

  Insurance. The Company is subject to potential liability and therefore carries various insurance policies, including policies insuring against certain negligent acts. There can be no assurance that the Company's insurance policies will adequately meet its potential liabilities. Nor can it be assured that the Company will continue to qualify for, obtain or afford insurance coverage.

  Shares Eligible for Future Sale and Registration Rights; Underwriter's Warrants and Redeemable Public Investor Warrants. As of December 15, 1995, the Company had 8,450,015 shares of Common Stock outstanding. Of these shares, approximately 6,588,000 have been registered or are otherwise tradable under the 1933 Act. The Company has also granted various registration rights in connection with certain acquisitions. The remaining shares of outstanding Common Stock are restricted from current public sale under Rule 144 promulgated under the 1933 Act.

  As of December 15, 1995, there were also outstanding (i) Underwriter Warrants exercisable to purchase 194,597 shares of Common Stock at a per share exercise price of $4.58 and (ii) 701,000 options granted pursuant to the Company's stock option plans (each option exercisable to purchase one share of Common Stock at an average exercise price of approximately $3.00).

  The possibility of future sales by existing stockholders under Rule 144, or through the exercise of outstanding "piggyback" or demand registration rights may have a depressive effect on the market price of the Common Stock, and such sales, if substantial, might also adversely affect the Company's ability to raise additional capital. In addition, the exercise of the aforementioned warrants and options by the holders thereof could result in a dilution of the then book value of the Company's Common Stock. The aforementioned warrants and options are likely to be exercised at a time when the Company would be able to obtain additional capital on terms more favorable than those provided by such warrants.

  Security Interest in Assets; Restrictions in Credit Facility. As of December 15, 1995, the Company was obligated to Chase Manhattan Bank, N.A. ("Chase") for a principal amount of $7,100,000 in the form of a revolving line of credit (the "Credit Facility") expiring November 1998 under which the Company at any time can borrow up to 70% of its eligible receivables, not to exceed $12,000,000.
In connection with Credit Facility, the Company pledged all of its assets and all of its subsidiaries to Chase. If the Company were to default with respect to any of its obligations under the Credit Facility, Chase could foreclose on such pledged assets, which could adversely affect the Company. The Credit Facility also places certain restrictions or limitations on the Company's ability to incur indebtedness, dispose of significant assets and other matters.

  No Dividends. The Company has not paid any dividends since inception and does not anticipate the payment of dividends in the foreseeable future.

                          PROCEEDS TO THE COMPANY

  The Company will not receive any proceeds with respect to this offering.

                           SELLING STOCKHOLDER

  The Selling Stockholder is Clinical Care Services, Inc., a Georgia corporation. In July, 1994, the Company acquired substantially all assets of the Selling Stockholder. The shares offered hereby were acquired by the Selling Stockholder in July, 1994 as part of the consideration received by the Selling Stockholder in exchange for the sale of its assets to the Company.

  The Selling Stockholder is wholly owned by Mr. Jack J. Gutkin. Mr. Gutkin has been an employee of the Company+s subsidiary Care Line of Georgia, Inc., a Georgia corporation, since July, 1994 through the date of this prospectus.

  The following table sets forth the number of shares of the Company's Common Stock beneficially owned (as defined in Rule 13d-3 promulgated under the Exchange Act) as of December 15, 1995 and as adjusted to reflect the sale of shares offered hereby by the Selling Stockholder. The table also includes all other persons who may be deemed to beneficially own the shares of Common Stock to be sold by the Selling Stockholder. Except as otherwise provided herein, neither the Selling Stockholder nor any of its affiliates have maintained any position, office or other material relationship within the past three years with the Company or any of the Company's predecessors or affiliates.

                                    Shares Owned                       Shares Owned
                          Beneficially Prior to Offering       Beneficially After the Offering
                          ______________________________       _______________________________
Title of     Name and     Amount and               Number
Class      Address of      Nature of  Percent of   Shares          Number         Percentage
           Beneficial     Beneficial       Class    Being             of            of Total
                Owner      Ownership   Ownership     Sold         Shares              Shares
Common    Clinical Care      244,285        2.9%  224,285            -0-                -0-
Stock     Services, Inc.     (direct
par value                  ownership)
$.001
 per share

Common         Mr. Jack     244,285         2.9%  224,285            -0-                -0-
 Stock         Gutkin 1   (directly
 par value                 owned
 $.001                     through ownership
 per share                 of the Selling
                           Stockholder)


1 Mr. Jack J. Gutkin owns all the outstanding capital stock of Clinial Care Services, Inc.

                            PLAN OF DISTRIBUTION

  The Selling Stockholder intends to publicly sell its securities offered hereby on a continuous basis at the market -- that is, at the prevailing price in the over-the-counter market at the time of sale. It is anticipated that underwriters will not be used in connection with the shares of Common Stock to be offered by the Selling Stockholder. The Company is not aware of any agreement, arrangement or understanding entered into by the Selling Stockholder with any other broker-dealers or the Company prior to the date of this Prospectus with respect to its securities of the Company covered by this Prospectus.

  If the Selling Stockholder sells any of its securities offered hereby through a broker-dealer, it is anticipated that the broker-dealer shall only receive its customary and ordinary brokerage commission for the transaction.

Expenses of this Offering

  All of the expenses of this offering, which are estimated at $9,500 are payable by the Company.

No Escrow Arrangements

  There is no arrangement to have funds received by the Company placed in any escrow, trust or similar account or arrangement.


              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents and information filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

  (a) Annual Report on Form 10-K and Amendment No.1 thereto on Form 10-K/A for the fiscal year ended December 31, 1994.

  (b)  Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

  (c)  Quarterly Report on Form 10-Q for the quarter ended June 30, 1995

  (d)  Quarterly Report on Form 10-Q for the quarter ended September 30, 1995

  (e)  Form 10-C dated March 6, 1995.

  (f) The description of the Company's Common Stock which is contained in the Company's Form 8-A dated June 7, 1989 as filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                TRANSFER AGENT

  The transfer agent for the Common Stock is American Stock Transfer and Trust Company, 40 Wall Street, New York, New York 10005.

                                LEGAL MATTERS

  Kaufman Goldstein Gartner & Taub, P.C., 342 Madison Avenue, New York, New York 10173 has acted as counsel for the Company in connection with this prospectus.

                               MATERIAL CHANGES

  The Company+s Current Report on Form 8-K dated May 19, 1994 as filed with the Securities Exchange Commission which reports the acquisition by the Company of Advanced Care Associates, Inc. and affiliates is incorporated herein by reference.

                               INDEMNIFICATION

  The Company's certificate of incorporation provides that to the fullest extent permitted under the General Business Corporation Law ("GCL") of the State of Delaware, no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company's by-laws provide that the Company's officers and directors will be indemnified to the fullest extent permitted by GCL.

  Section 145 of GCL contains various provisions entitling directors, officers, employees or agents of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, as the result of an action or proceeding (whether civil, criminal, administrative or investigative) in which they may be involved by reason of being or having been a director, officer, employee or agent of the Company provided said persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company (and, with respect to any criminal action or proceedings, had no reasonable cause to believe that the conduct complained of was unlawful).

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

  The following is a list of the estimated expenses to be incurred by the Company in connection with the registration of the securities hereby. The Company will bear all registration expenses, and no part of these expenses are to be borne by the Selling Stockholder. The Company will not bear any brokerage commissions to be paid by the Selling Stockholder in connection with the sale of securities.

Registration Fee                        $  100.00
Printing and Engraving                  $  500.00
Accountants' fees and expense           $3,000.00
Blue Sky filing fees and expenses          - 0 -
Legal fees and expenses                 $5,000.00
Transfer Agent's Fees and Expenses      $  - 0 -
Miscellaneous                           $  900.00
  Total                                 $9,500.00

Item 15.  Indemnification of Directors and Officers

  The Delaware General Corporation Law permits indemnification by the Company of any director, officer, employee or agent of the Company or person who is serving at the Company's request as a director, officer, employee or agent of another corporation, or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the defense of any threatened, pending or completed action (whether civil, criminal, administrative or investigative), to which he is or may be a party by reason of having been such director, officer, employee or agent, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The Company also has the power to indemnify persons set forth above from threatened, pending or completed actions or suits by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person was a director, officer, employee or agent of another corporation or enterprise against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and except that no indemnification can be made with regard to any claim, issue or matter as to which performance of his duty to the Company unless and only to the extent that the court in which the action was brought determines that the person was fairly and reasonably entitled to indemnity. Any indemnification (unless ordered by a court) must be made by the Company only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standards of conduct. The determination must be made by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the action, or if a quorum is not obtainable or, even if obtainable and a quorum of disinterested directors so direct, by independent legal counsel in a written opinion, or by the stockholders. The Company may pay the expenses of an action in advance of final disposition if authorized by the Board of Directors in a specific case, upon receipt of an undertaking by the person to be indemnified to repay any such advances unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized by law.

  The Company's Certificate of Incorporation provides as follows:

  "No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under
Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify."

  The By-laws of the Company provides as follows:

               Indemnification of Officers and Directors

  The corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the Delaware Business Corporation Law.

  The Company also maintains directors and officers' liability insurance covering certain liabilities of directors and officers of the Company, including violations of the 1933 Act and the Exchange Act.

Item 16.  Exhibits

Exhibit No.                 Description of Exhibit

  4. Form of Common Stock (included as an exhibit to the Company's Registration Statement on Form S-18 filed with Securities Commission or post-effective amendments thereto (Registration No. 33-27840-NY), which exhibit is incorporated herein by reference).

  5.           Opinion of Kaufman Goldstein Gartner & Taub, P.C.*

  23.          (a)  Consent of Deloitte & Touche LLP, certified public
                    accountants

               (b) Consent of Holtz Rubenstein & Co., LLP, certified public accountants, successor firm to Geschwind, Davidson & Co., certified public accountants.

               (c) Consent of Kaufman Goldstein Gartner & Taub, P.C. (contained in the opinion).*

Item 17:  Undertakings.

               (a)  The Company hereby undertakes:

                   (1) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona-fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
                   Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

             (c)  Insofar as indemnification for liabilities arising under the
                   Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

                                  SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on January 3, 1996.

                            THE CARE GROUP, INC.


                            By: /s/ Ann T. Mittasch
                                    Ann T. Mittasch, President
                                    and Chairman

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date:        January 3, 1996         /s/ Ann T. Mittasch
                                         Ann T. Mittasch, Chairman
                                         and President


Date:        January 3, 1996         /s/ Gilda G. Schechter
                                         Gilda G. Schechter, Executive
                                         Vice President and a Director


Date:        January 3, 1996         /s/ Randolph J. Mittasch
                                         Randolph J. Mittasch, Secretary,
                                         Treasurer and Director


Date:        January 3, 1996         /s/ Dr. Alex Maurillo
                                         Dr. Alex Maurillo, Director


Date:       January 3, 1996          /s/ John J. Lynch
                                         John J. Lynch, Director


Date:      January 3, 1996           /s/ Pat H. Celli
                                         Pat H. Celli, Chief Financial Officer,
                                         Assistant Secretary, Assistant
                                         Treasurer (Principal Financial and
                                         Accounting Officer)

                                                         January 3, 1996


The Care Group, Inc.
1 Hollow Lane
Lake Success, New York 11042

                       Re: REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

  We have acted as special counsel to The Care Group, Inc., a Delaware corporation (the -Company+), in connection with the preparation of the Company+s Registration Statement on Form S-3 , which Registration Statement covers a total of 244,285 shares (the -Registered Shares+) of Common Stock, par value $.001 of the Company. Such registration statement is hereinafter referred to as the -Registration Statement+; and the securities being registered in the Registration Statement are hereinafter referred to as the -Registered Securities+. The Shares included in the Registration Statement are held by and are to be sold by a Selling Stockholder.

  We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company, certificates of officers or representatives of the Company and the selling stockholders and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion expressed herein which were not independently established or verified, we have relied upon statements, representations and warranties of officers and other representatives of the Company, the selling stockholders and others.

  Based upon the foregoing, we are of the opinion that if and when each of the following events shall have occurred:

  (a) The Registration Statement shall have become effective and shall remain effective in accordance with its terms and undertakings;

  (b) The provisions of applicable state securities or blue sky laws shall have been complied with; and

  (c) The Registered Securities shall have been sold in accordance with the Registration Statement and full payment therefor shall have been made pursuant to the terms of the Registration Statement,

then the Registered Securities will, when offered or sold in accordance with the terms of the Registration Statement, be legally issued, fully paid and non-assessable.

  In connection with the opinion set forth above, we have participated in conferences with officers and other representatives of the Company, the selling stockholders and representatives of the independent certified public accountant for the Company at which the contents of the Registration Statement and Prospectus and related matters were discussed. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus.

  The opinion rendered above is subject to the following exceptions: (i) enforceability as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors+ rights generally, and (ii) the availability of equitable remedies is subject to the discretion of the court before which any proceeding thereof may be brought.

  We are members of the Bar of the State of New York only and do not hold ourselves out as being conversant with, and express no opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York and the United States of America and the corporate law of the State of Delaware.

  We are furnishing this opinion to the Company solely for its benefit, and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.

  We consent to the inclusion of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the -Legal Matters+ section of the Registration Statement.



                         Very truly yours,

                        /s/ Kaufman Goldstein Gartner & Taub, P.C.

                            KAUFMAN GOLDSTEIN GARTNER & TAUB, P.C.

INDEPENDENT AUDITORS+ CONSENT


WE CONSENT TO THE INCORPORATION BY REFERENCE IN THIS REGISTRATION STATEMENT OF THE CARE GROUP, INC. ON FORM S-3 OF OUR REPORT DATED MARCH 20, 1995, APPEARING IN THE ANNUAL REPORT ON FORM 10-K OF THE CARE GROUP, INC. FOR THE YEAR ENDED DECEMBER 31, 1994.


/S/ DELOITTE & TOUCHE LLP

JERICHO, NEW YORK

JANUARY 2, 1996

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in this Registration Statement on Form S-3 (the -Registration Statement+) of The Care Group, Inc. (the -Registrant+), a Delaware corporation, and to the Prospectus to be used in connection with the Registration Statement, of (i) the Geschwind, Davidson & Co. report dated March 22, 1994 on the consolidated financial statements of the Company for the years ended December, 1993 and December, 1992 included in the Company+s Annual Report on Form 10-K for the year ended December 31, 1994 filed with the Securities and Exchange Commission and incorporated into the Registration Statement by reference, and (ii) the Geschwind, Davidson & Co. report on the combined financial statements of Advanced Care Associates, Inc. and affiliates dated March 31, 1994, included in the Registrant+s Current Report on Form 8-K dated May 19, 1994, which report is incorporated into the Registration Statement by reference.


                        /s/ Holtz Rubenstein & Co., LLP
                            Holtz Rubenstein & Co., LLP (successor
                            to the practice of Geschwind, Davidson &
                            Co., Certified Public Accountants, who
                            examined the financial statements for the years ended December 31, 1993 and December 31, 1992)


Melville, New York
December 28, 1995